Exhibit 10.2

Constellium Employees Performance Award (EPA) Plan

CONSTELLIUM

Short Term Incentive plan

Employee Performance

Award (EPA)

Plan Description

All Constellium Employees

with a level as from Engineers /

Professionals (28 and above)

January 2016

Constellium Employees Performance Award (EPA) Plan

General

Introduction to Constellium Employees Performance Award (EPA) Plan

The Employee Performance Award (EPA) plan is a Short Term Incentive (STI) plan which rewards the achievement of:

•    (i) Financial Performance,

•    (ii) Safety performance (EHS) and

•    (iii) Individual Objectives.

It is designed to provide a performance-related reward to employees who contribute substantially to the success of Constellium.

The EPA plan comprises three elements:

Financial Objectives :	70% weight
Safety Objective :	10% weight
Two Individual Objectives :	20% weight

The quarterly Financial Objectives and the yearly Safety Objective are defined and approved by the Remuneration Committee of the Board (RemCo) at the beginning of each performance period.

The two yearly Individual Objectives are set and evaluated by the supervisor as part of the Performance Management process.

There will be no EPA payout in a Business Unit or the Constellium Group in case the EBITDA of that Business Unit or the Constellium Group would be negative.

The pay out on Group level cannot be higher than the highest pay out in one of the Business Units.

Constellium Employees Performance Award (EPA) Plan

Description of the Plan

Participation	The EPA plan is designed for Constellium employees in positions Engineers / professionals and above (grade 28 and above).
Period of Participation

Employees who join the EPA scheme in the course of the year are entitled to an award pro-rated for the numbers of months of participation.

If an employee resigns or is terminated for cause in the course of the performance period, he/she is losing the entitlement to a pay out as a result of the EPA plan. To be entitled to the payout the employee should still be on payroll at the end of the performance period and not be in notice period.

If an employee is terminated without cause, he/she is entitled to the performance award taking into account the time worked during the performance period and a fair evaluation of the two Individual Objectives.

In any circumstances, periods of garden leave do not create an entitlement to an EPA award, unless local regulation stipulates otherwise.

Control

The Remuneration Committee of the board has full and exclusive power to interpret the EPA plan rules and to make, amend, and rescind the rules and regulations for its administration. This Remuneration Committee has the authority to approve resulting pay outs of the EPA plan. The EPA bonus pay outs, even if they are of regular nature, do not create any type of acquainted right on behalf of the employee.

Performance Period

The financial metrics are set and measured on a quarterly basis, the yearly ones on a yearly basis, i.e. from January 1st till December 31st.

The pay out of the award takes place after the Remuneration Committee has approved the results of the plan for a given year which is normally happening end march of the calendar year following the end of the performance period.

Target Award

Each entitled employee has a target award expressed as a percentage of the base salary at December 31st of the bonus year, reflecting both the responsibilities of the position and the labor markets Constellium is competing with.

In case the target award of the employee has changed in the course of the year, the target awards for the respective periods will be used to calculate the full yearly pay out.

In case the employee changed position in the course of the year with a changing perimeter (group, BU and/or OU), the award will be calculated pro rata temporis the time spent in the respective positions, except if the change has occurred for a month or less before year end.

Constellium Employees Performance Award (EPA) Plan

Performance Award Components

Constellium Employees Performance Award (EPA) Plan

Financial Performance Award

The Financial Performance Award is calculated on a quarterly basis and takes into account two components as defined and reported by Corporate Controlling:

•    The Adjusted Free Cash Flow/Operating Cash Flow

•    The Adjusted EBITDA

The Financial Performance Award accounts for 70% of the total target award being 35% for each component.

At the end of each quarter, an evaluation of the financial objectives is made. In case one or both thresholds have been passed, the employee vests the right on the resulting pay out at the end of the year when he/she is still employed at that moment of time (see comments page 3 period of participation).

Each quarter is evaluated on its own merits. No carryover of over delivered results or catch up in the quarter(s) following a substandard performance is allowed.

Appendix 1: Definitions of the components.

Parental Concept

In order to promote synergies throughout the company, the EPA plan is designed to encourage individual plants, business units and corporate to work closely together to achieve common strategic, operating and financial goals. Therefore, the Financial Performance Award element of the EPA is defined - depending on the level of the employee - on one or more financial results of Constellium Corporate, the BU and the site, operating unit or product/market unit.

The EPA grid in appendix 2 defines the relative weight for each level in the organization. The functions (finance, HR, IT, purchasing) or “shared services” (maintenance, EHS...), which operate on a site where multiple BU’s are represented, are rewarded based on the results of the BU which manages the central services on the site – P&ARP for Singen and A&T for Valais.

Appendix 2 : 2016 Parental grid

For clarity reasons, the parental grid is applied for each business and operating unit. Each employee receives a letter which confirms the perimeter on which his/her bonus will be calculated.

EHS Objective	The yearly EHS objective for Constellium and the different entities is established at the beginning of each performance period. There will be no payout for the EHS objective in case of a fatality or type I (major) environmental event for all employees of the operating unit involved, all hierarchical line managers, the BU management and all employees on group level.

Individual/Team Award (ITA)	Individual/Team objectives are established yearly by the supervisor according to the performance management process. The performance rating on the two main objectives is used to calculate the EPA rating. The employee agrees with his/her supervisor which of the objectives will be used for the bonus calculation and indicates them as such in the performance management system.

Constellium Employees Performance Award (EPA) Plan

Payout Mechanism

Payout scale

The payout scale defines the performance levels and their resulting pay outs.

The target performance level in terms of Cash Flow/EBITDA results in a payout at 100% of the bonus entitlement.

The Cash Flow/EBITDA threshold level is in principle 80% of the target level. Below this point, there is no bonus payout. Between this point and the target performance level, the payout increases linearly between 0% and 100%

The maximum Cash Flow/EBITDA performance target is in principle 125% of the target level. This level results in principle in a payout of 150% of the bonus entitlement (for any 1% above 100% the additional payout is 2% up to 150%). The payout between the target performance level and the maximum performance level is defined linearly.

In case there is a reduced span between the minimum and maximum value of the targets, intelligence will be applied to reset the values and make them both challenging and rewarding.

The financial component pay out for the Corporate functions is capped by the highest pay out in one of the Business Units.

The Cash Flow and EBITDA results are considered as independent performance parameters, each with a relative weight of 35% and evaluated on its own merits.

Restructuring costs are below the line, as far as they are properly documented and in compliance with IFRS definitions.

For entities reporting in a currency other than the Euro, actual Adjusted EBITDA and Adjusted Cash Flow will be restated at budget FX rates.

There will be no EPA payout in a Business Unit in case the EBITDA of that unit would be negative.

Payout approval	The proposals for EPA bonus pay outs need to be approved by the line management – two levels up and the HR function up to VP HR. The final approval is done by the Rem Com.

Illustrative Award Calculation

The Total Award is the sum of the quarterly Cash Flow / EBITDA ratings (70%), the EHS rating (10%) and the Individual Objective results (20%) as follows:

Total Award= target bonus x ((Cash Flow/EBITDA ratings x 70%) + (EHS rating x 10%) + (Ind Obj rating x 20%))

Constellium Employees Performance Award (EPA) Plan

Appendix 1    2016 EPA – FINANCIAL DEFINITIONS

The financial targets are defined as tracked and reported by Corporate Controlling on a monthly, quarterly and yearly basis.

EBITDA

•    Quarterly EBITDA targets based on 2016 budget at budget FX rates

•    Excluding the effect of the Moving Average cost of metal and the internal CSAG & FX/LME Hedging fees

•    Excluding below the line items, validated by Corporate Finance

FCF

The Free Cash Flow targets are defined as follows :

•    The Operational Cash Flow for all EPA entitled employees on site level, except site management of Sierre, Singen, Issoire, NH, Decin and Ravenswood (site director, finance and HR)

•    The Adjusted Free Cash Flow for the EPA entitled employees on group and BU management level and the finance and HR directors of the sites mentioned above

Free Cash Flow definition
Adjusted EBITDA (exc MA/EPSAG) Add back : non-cash items Change in Trade Working Capital Capex (cash)

Operational Cash Flow – target for all employees on site level except site management big sites

Net changes in Operating WCR

Net changes in Non-Operating WCR

Net changes on deferred revenues

Taxes paid

Cash out on provisions (other than pension and restructuring)

Cash out on pensions

Cash out on restructuring

Net changes in margin calls

Adjusted Free Cash Flow – target for group, BU management and site management big sites

Financing

Proceeds from disposal of assets

Free Cash Flow

Change in Trade Working Capital	• Change in trade receivables, payables and inventory • Neutral to any financing, factoring or letter of credit arrangements

Constellium Employees Performance Award (EPA) Plan

Appendix 2 - Parental concept for the financial award

2016 EPA PARENTAL GRID

EPA Participants :	Financial Performance Award
	Group Adj. FCF/ Adj. EBITDA	BU Adj. FCF/ Adj. EBITDA	BU OCF/EBITDA	PU / MU / Sites OCF / EBITDA
Executive Committee / Constellium Group employees (including C-Tech)	70%
Site Management (site including site Director, finance and HR) of 6 big sites	15%	20%		35%
BU Management and functional team members working on BU level	35%	35%
OU / MU / Sites Operational and functional positions	15%		20%	35%

This grid may suffer exceptions on request of BU Presidents that need the approval of the VP HR

Constellium Employees Performance Award (EPA) Plan

Signed :

For agreement :

		Date	Signature
CFO
BU President	A&T PARP ASI

VP HR
CEO